PROMISSORY NOTE
                          (Billboard Acquisition Loan)

------------------- --------------- --------------- --------------- -------- --------------- ------------- ------------- -----------
     PRINCIPAL         LOAN DATE        MATURITY        LOAN NO       CALL      COLLATERAL      ACCOUNT       OFFICER     INITIALS
   $1,000,000.00       05-01-1997      05-02-1998       50028895       030          211          53868         49MAP
------------------- --------------- --------------- --------------- -------- --------------- ------------- ------------- -----------
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                              References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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Borrower:     Bowlin Outdoor Advertising &           Lender:    Norwest Bank New Mexico, National Association
              Travel Centers, Incorporated                      Journal Center Business Banking
              150 Louisiana Boulevard NE                        P.O. Box 1081
              Albuquerque, NM  87108                            7412 Jefferson Blvd. NE
                                                                Albuquerque, NM  87109

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

PRINCIPAL AMOUNT: $1,000,000.00  INITIAL RATE: 8.500%  DATE OF NOTE: MAY 2, 1997

PROMISE TO PAY. Bowlin Outdoor Advertising & Travel Centers, Incorporated ("Borrower") promises to pay to Norwest Bank New Mexico, National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million & 0/100 Dollars ($1,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on May 2, 1998. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning June 2, 1997, and all subsequent interest payments are due on the same day of each month after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTERST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the NORWEST BANK MINNESOTA, N.A. BASE LENDING RATE (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each Quarter. The Index currently is 8.500% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index, resulting in an initial rate of 8.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relive Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE PAYMENTS. If any payment is not received by Lender within five calendar days after the payment is due as provided in this Note (the "Due Date"), then additional interest will accrue beginning on the sixth calendar day on the entire unpaid principal balance at the rate of three percent (3%) per year (the "Additional Interest") until all past-due payments and any Additional Interest are paid in full. All payments received more than 5 calendar days after the Due Date will be applied first to past due interest and principal, then to current interest and current principal, and then to cost of collection.

APPLICATION OF REGULAR PAYMENTS. Notwithstanding any provision of this Note to the contrary, any regularly scheduled installment payment of principal and interest which is received before the due date of such payment, or which is received within 5 calendar days after the due date, will be applied to interest and to principal as if such payment were received on the due date.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.
(e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition or Lender believes the prospect of payment or performance of the Indebtedness is impaired. [MAP MLB]

LENDER'S RIGHTS. Upon default, and after lender has notified Borrower of said Default and if such Default shall not be remedied within 15 days after such notification then, [MAP MLB] Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 5.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorney's fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of New Mexico. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Bernalillo County, the State of new Mexico. This Note shall be governed by and construed in accordance with the laws of the State of New Mexico.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts, amy be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral request be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions or an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender, upon request, any financial statements or information Lender may deem necessary. Borrower warrants that all financial statements and information Borrower provides to Lender are or will be accurate, correct and complete.

ARBITRATION. Lender and Borrower agree that, except for "Core Proceedings" under the United States Bankruptcy Code, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including, without limitation, contract and tort disputes, shall be arbitrated pursuant tot he Commercial Arbitration rules of the American Arbitration association (the "AAA"), upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the uniform Commercial Code.

Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however than no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction.

Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision.

Any arbitration hereunder shall be conducted before one arbitrator who shall be an attorney who has practiced in the area of commercial law for at least ten
(10) years or a retired judge at the District Court or an appellate court level. The parties to the dispute or their representatives shall obtain from AAA a list of persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

In any arbitration hereunder: (1) the arbitrator shall decide (by documents only or with a hearing, at the arbitrator's discretion) any pre-hearing motions which are substantially similar to re-hearing motions to dismiss for failure to state a claim or motions for summary adjudication; (2) discovery shall be permitted, but shall be limited as provided in the New Mexico Rules of Civil Procedure, with all discovery to be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings; and any request for an extension of the discovery periods, or any discovery disputes shall be subject to final determination by the arbitrator; and (3) the arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the Lender's Rights provisions of this Note.

"BUSINESS LOAN AGREEMENT". THIS NOTE IS SUBJECT TO THAT CERTAIN BUSINESS LOAN AGREEMENT DATED APRIL 1, 1997, AND ANY RENEWALS, REPLACEMENTS, EXTENSIONS, OR AMENDMENTS THEREOF.

GENERAL PROVISIONS. Lender amy delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extend allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:
Bowlin Outdoor Advertising & Travel Centers, Incorporated


By:                   (sig)
     -----------------------------------------
     Michael L. Bowlin, Chairman and President

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Variable Rate. Line of Credit.  LASER PRO, Reg. U.S. Pat. & T.M. Off.,
Ver.  3.22b(c) 1997 CFI  ProServices,  Inc. All rights reserved.
[NM-D20 F3.22a BOW20501.LN C8.OVL]